UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Alamogordo Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[letterhead of Alamogordo Financial Corp.]

April 11, 2016

Dear Fellow Stockholder:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Alamogordo Financial Corp. The Annual Meeting will be held at the main office of Bank 34 located at 500 East 10th Street, Alamogordo, New Mexico 88310 on May 25, 2016, at 11:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of Alamogordo Financial Corp. Also enclosed for your review is our Annual Report for the year ended December 31, 2015, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Briggs & Veselka Co. as independent registered public accounting firm for the year ending December 31, 2016. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Alamogordo Financial Corp. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2016 Annual Report are available at www.cstproxy.com/alamogordofinancialcorp/2016.

Sincerely,

/s/ Jill Gutierrez
Jill Gutierrez
Chief Executive Officer

Alamogordo Financial Corp.

500 East 10th Street

Alamogordo, New Mexico 88310

(575) 437-9334

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2016

Notice is hereby given that the 2016 Annual Meeting of Stockholders of Alamogordo Financial Corp. will be held at the main office of Bank 34 located at 500 East 10th Street, Alamogordo, New Mexico 88310 on May 25, 2016 at 11:00 a.m., local time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of two directors;

2.	the ratification of the appointment of Briggs & Veselka Co. as independent registered public accounting firm for the year ending December 31, 2016; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on April 1, 2016 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF ALAMOGORDO FINANCIAL CORP. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

/s/Dorothy Valdez
Dorothy Valdez Corporate Secretary

Alamogordo, New Mexico

April 11, 2106

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND ALAMOGORDO FINANCIAL CORP.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2015 ARE EACH AVAILABLE ON THE INTERNET AT WWW.CSTPROXY.COM/ALAMOGORDOFINANCIALCORP/2016.

PROXY STATEMENT

Alamogordo Financial Corp.

500 East 10th Street

Alamogordo, New Mexico 88310

(575) 437-9334

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alamogordo Financial Corp. to be used at the Annual Meeting of Stockholders, which will be held at the main office of Bank 34 located at 500 East 10th Street, Alamogordo, New Mexico 88310 on May 25, 2016, at 11:00 a.m., local time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 18, 2016.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Alamogordo Financial Corp. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Briggs & Veselka Co. as our independent registered public accounting firm for the year ending December 31, 2016.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Alamogordo Financial Corp. at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Dorothy Valdez, Corporate Secretary, at (575) 437-9334.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Alamogordo Financial Corp.’s shares of common stock, par value $0.10 per share, as of the close of business on April 1, 2016 are entitled to one vote for each share then held. As of April 1, 2016, there were 1,679,500 shares of common stock issued and outstanding, 918,000, or 54.7%, of which were held by our mutual holding company, AF Mutual Holding Company.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 1, 2016, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 500 East 10th Street, Alamogordo, New Mexico 88310.

	Shares of Common Stock Beneficially Owned as of the Record Date (1)	Percent of Shares of Common Stock Outstanding (2)

Persons Owning Greater than 5%
AF Mutual Holding Company 500 East 10th Street Alamogordo, New Mexico 88310	918,000	54.7%

Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Partners, L.P. Stilwell Value LLC Joseph Stilwell 111 Broadway, 12th Floor New York, New York 10006	90,262 (3)	5.4%

Directors
William F. Burt	3,998 (4)	*
Wortham A. (Pete) Cook	—	—
Jill Gutierrez	7,039 (5)	*
James D. Harris	5,700 (4)	*
Randal L. Rabon	6,003 (4)	*
Elaine E. Ralls	3,497 (6)	*
Don P. Van Winkle	300	*

Executive Officers who are not Directors
William P. Kauper	—	—
Jan R. Thiry	1,400	*

All directors and executive officers as a group (9 persons)	27,937	1.6%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Alamogordo Financial Corp. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 1, 2016. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Alamogordo Financial Corp. common stock. In accordance with applicable Securities and Exchange Commission rules, outstanding options held by an individual that are vested or that will vest within 60 days of April 1, 2016 are included for purposes of calculating that individual’s percentage ownership, but not for purposes of calculating any other individual’s percentage ownership.
(2)	Based on a total of 1,679,500 shares of common stock outstanding as of April 1, 2016.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on May 11, 2015.
(4)	Includes 2,800 presently exercisable stock options.
(5)	Includes 5,500 presently exercisable stock options.
(6)	Includes 938 shares of common stock held by a trust.

Quorum

The presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of AF Mutual Holding Company’s shares will assure a quorum is present at the annual meeting.

Method of Counting Votes

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR ALL nominees proposed by the Board, to WITHHOLD for ALL nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Briggs & Veselka Co. as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter at the annual meeting is required for the ratification of Briggs & Veselka Co. as the independent registered public accounting firm for the year ending December 31, 2016. Broker non-votes will not affect the outcome of this vote, but abstentions will have the same effect as a vote against the matter.

Proxies solicited hereby will be returned to us and will be tabulated by William P. Kauper, President/Director of Corporate Development, and the inspector of election designated by our Board of Directors.

Participants in the Bank’34 Employee Stock Ownership Plan

If you participate in the Bank’34 Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is May 23, 2016 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on May 23, 2016.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors are elected and qualified. Two directors will be elected at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated William F. Burt and Don P. Van Winkle to serve as directors for three-year terms. Each nominee is currently a director of Alamogordo Financial Corp.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2015.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. Each director of Alamogordo Financial Corp. is also a director of Bank 34 and AF Mutual Holding Company.

Directors

The nominees for director are:

William F. Burt. Mr. Burt, age 65, has served as director since 2007. He is currently Vice Chairman of Alamogordo Financial Corp. and is Chairman of the Bank 34 Compliance Committee. Mr. Burt has served in several different capacities in the broadcast industry since receiving his degree in mass communications from New Mexico State University in 1974. He has been the owner and general manager of Burt Broadcasting, Inc. since 1988. Mr. Burt is a current State Senator representing District #33. He has spent many years actively supporting the U.S. Air Force and Army. Mr. Burt was a charter member of the Governor Appointed New Mexico Military Base Planning Commission. He also serves as a Holloman Wingman, a member of the Air Force Air Combat Command Commanders Group and a member of the State Veterans and Military Affairs Committee. In the New Mexico State Senate, Mr. Burt serves on the Senate Finance Committee, as well as the Revenue Stabilization and Tax Committee and Science and Technology Committee. Mr. Burt has been awarded the New Mexico Broadcaster of the Year Award, Owner of the Radio Station of the Year Award and was named Alamogordo Citizen of the Year. He has also served as Chairman of the Alamogordo Chamber of Commerce, the Committee of 50 (military support committee), Flickinger Center for Performing Arts and the New Mexico Broadcasters Association. Mr. Burt’s media background, senatorial experience and experience in our local markets provides the franchise with substantial insights and discipline for enhancing our public perception and corporate citizenship initiatives.

Don P. Van Winkle. Mr. Van Winkle, age 60, joined the Board of Directors in June 2013. He advises mid-market companies on corporate development processes and initiatives, bank-relations, chief financial officer and board issues.  Previous experience includes: Vistage Chair for Vistage International from 2011 through 2014 (a CEO peer advisory organization); Managing Director for SDR Ventures, a Denver-based investment banking company and mezzanine debt fund; three years as both President and Corporate Banking Manager for two Denver-based middle-market banking groups; seven years as Chairman and Chief Executive Officer of Van Winkle’s Farmers Market, Inc. (a 500 employee IGA retail grocery store group based in New Mexico), which he successfully sold in 2002;  and Chief Financial Officer and Chief Operating Officer of Fresh Produce Sportswear, Inc., a sportswear design and distribution firm based in Boulder, Colorado where he additionally served on the Board of Directors for 10 years.  Mr. Van Winkle’s experience is instrumental in high level evaluation of our credit management processes and practices and his experience as a chief financial officer and chief executive officer qualifies him to serve as our audit committee financial expert.

The following directors of Alamogordo Financial Corp. have terms ending in 2017:

James D. Harris. Mr. Harris, age 70, has served as a director since 2008. Previously, he served as a director of Pioneer Bank in New Mexico for seven years. Mr. Harris was the owner of Charles, Garland & Harris Agency, Alamogordo, New Mexico, until the sale of the firm and his retirement in 2008. He serves as a director of Gerald Champion Regional Medical Center in Alamogordo and is a current member of the Committee of 50 (military support committee). Mr. Harris is a Paul Harris Fellow of Rotary International and remains involved in economic, civic and cultural matters in Otero County, New Mexico. He also served as President of the New Mexico Amigos, a statewide organization of business and professional people and the Official Goodwill Ambassadors of the State of New Mexico. Mr. Harris’ experience in risk management provides valuable insights into the types and levels of insurance we should maintain for the complexity of our operating environment.

Elaine E. Ralls, Ph.D.  Ms. Ralls, age 66, has served as a director since August 2014 upon the completion of Alamogordo Financial Corp.’s acquisition of Bank 1440.  Since 2002, Ms. Ralls has been the CEO of Commit Agency, formerly AIR Integrated, a brand development, experience design and influence amplification advertising agency, serving clients nationally. She has been dubbed a “serial entrepreneur” by Biz AZ magazine, having started, grown and transitioned multiple businesses in various industries over the course of her career. Her companies have been ranked by the Business Journal in the Top Places to Work, Top Advertising Agencies, Fastest Growing Companies in Arizona, and Top Women Owned Businesses. She is the recipient of numerous awards, including the BBB Ethics Award, the Monster Entrepreneurial Award from ASU, and the Spirit of Enterprise award. She is actively involved on the Board of Directors for the Better Business Bureau, the Boys and Girls Clubs of Metropolitan Phoenix, and is a founding member of Women President’s Organization.  Ms. Ralls served as an organizer and Vice Chairman of the Board of Bank 1440 beginning in 2007. Her expertise in business growth strategies, company mergers and the associated integration of cultures provides us with a strong resource for guidance pertaining to our strategic planning and business development priorities.

The following directors of Alamogordo Financial Corp. have terms ending in 2018:

Jill Gutierrez. Ms. Gutierrez, age 65, has been employed by Bank 34 since 2007. She was named Chief Executive Officer in January 2015, having previously served since July 2011 as President and Chief Executive Officer. Ms. Gutierrez has also served as Senior Vice President and Chief Credit Officer, as well as the Las Cruces Division President. Ms. Gutierrez was appointed as a director in July 2011. Prior to joining Bank 34, Ms. Gutierrez held the position of Senior Vice President and Senior Lending Officer at Western Bank in Alamogordo, New Mexico, and at First National Bank in Alamogordo, New Mexico.  From 2001 to 2007 she was Senior Vice President and Market President at First Federal Bank in Las Cruces, New Mexico.  Ms. Gutierrez has been employed in the banking industry since 1972. Ms. Gutierrez’s direct experience in managing operations and employees provides the Board of Directors with insight into operations, and her position on the Board of Directors provides a clear and direct channel of communication from senior management to the full board and alignment on corporate strategy.

Randal L. Rabon. Mr. Rabon, age 59, has served as a director since 2007. He is currently Chairman of Alamogordo Financial Corp. Mr. Rabon is a private owner of and investor in construction and land development limited liability companies and partnerships, including Mesa Verde Enterprises, the largest civil contractor in Otero County, New Mexico. Mr. Rabon has served as a director of many civic and business organizations, including as president of the Board of the Otero County Electric Cooperative, overseeing approximately $100 million in assets and $20 million in annual revenues. In addition, his director experience spans other organizations including the Otero County Building Contractors Association and Otero County Fair Board. Mr. Rabon is an honorary Commander for the 311th Fighter Squadron, Holloman Air Force Base. A lifelong resident and active member of the community, he and his family also operate a cattle ranch in their hometown of Alamogordo, New Mexico. Mr. Rabon’s deep economic roots in the community and experience dealing with regulatory matters associated with the government contract projects of his construction and development firms is highly beneficial in bringing perspective to our corporate governance matters.

Wortham A. (Pete) Cook. Mr. Cook, age 67, has served as a director since March 2015. Prior to his appointment to the Board of Directors, Mr. Cook served as a financial consultant to Bank 34 from January 2014 to March 2015. From 1989 until his retirement in December 2013 he served as President, Chief Executive Officer and Director at First National Bank in Alamogordo, New Mexico. Mr. Cook also served as Executive Vice President and Vice President at First National Bank from 1987 to 1989. He held the position of Executive Vice President and managed commercial lending, corporate strategy and administration at United Bank of Lea County, Hobbs, New Mexico, from 1982 through 1987. He served as an executive branch manager overseeing consumer finance and administration from 1971 through 1982 in Hobbs, New Mexico and Farmington, New Mexico. Mr. Cook is a director emeritus of the New Mexico State University at Alamogordo Foundation; director and past chairman of the Economic Development Council of Otero County; and a member of the Committee of 50 (military support committee). His director experience spanned other organizations including: Federal Reserve Bank, El Paso, Texas; Federal Reserve Bank, Dallas, Texas; and the New Mexico Bankers Association. Mr. Cook’s banking background and leadership experience brings valuable insight in the areas of leadership, bank operations and corporate governance.

Executive Officers Who are Not Directors

William P. Kauper. Mr. Kauper, age 64, has been employed by Bank 34 since October 2010. He was named President/Director of Corporate Development in January 2015, having previously served as Senior Vice President and Chief Operations Officer. Mr. Kauper has served as an executive officer and board member in community and publicly-traded banks in Wisconsin, Arizona, Colorado and New Mexico. Prior to joining Bank 34, he was President and Chief Executive Officer and a board member of Peoples National Bank in Colorado from 2006 through July 2010. From 1999 through 2006, Mr. Kauper was employed by Western Security Bank in Scottsdale, Arizona, and served as its President/Chief Operating Officer and as a board member at the time of the bank’s acquisition in 2006. Mr. Kauper has been employed in the banking industry since 1975.

Jan R. Thiry. Mr. Thiry, age 63, joined Bank 34 as Senior Vice President, Chief Financial Officer and Treasurer in February 2014, and was named Executive Vice President, Chief Financial Officer and Treasurer in January 2015. Mr. Thiry has over 35 years of experience with Wisconsin and Illinois financial institutions and multi-bank holding companies ranging in assets from $1 billion to $22 billion, including Security Capital Corp./Security Bank SSB, Marshall & Ilsley Corporation/M&I Bank, CIB Marine Bancshares and Midwest Banc Holdings, with responsibilities including audit manager, controller and chief accounting officer.  He began his career as an auditor with KPMG LLP and, immediately prior to joining Bank 34, spent three years as a consultant with RGP, formerly Resources Global Professional, specializing in Securities and Exchange Commission reporting, investor relations, GAAP interpretation, merger and acquisition accounting and financial analysis with multi-national corporations in the Chicago area.  He is a Certified Public Accountant and has been an adjunct professor for the Keller Graduate School of Management, teaching courses in accounting, auditing, fraud investigation and business communications over the past 20 years.

Board and Committee Independence

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer Jill Gutierrez, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Ms. Gutierrez is not independent because she is one of our executive officers. Each director who serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” as defined in the listing standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission regulations for purposes of service on each of such committees.

In determining the independence of the other directors, the Board of Directors considered the following transactions, which are not required to be reported under “Transactions with Certain Related Persons.” During the year ended December 31, 2015, Bank 34 paid $14,142 for advertising on radio stations that are owned by director William Burt. Bank 34 also paid $12,915 in consulting fees to Director Wortham A. (Pete) Cook prior to his appointment as a director. Bank 34 also purchased artwork totaling $3,000 from Director James D. Harris.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Randal L. Rabon, who is an independent director.  This ensures a greater role for the independent directors in the oversight of Alamogordo Financial Corp. and Bank 34 and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Alamogordo Financial Corp. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Alamogordo Financial Corp.  Risks relating to the direct operations of Bank 34 are further overseen by the Board of Directors of Bank 34, which currently consists of the same individuals who serve on the Board of Directors of Alamogordo Financial Corp.  The Board of Directors of Bank 34 also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Alamogordo Financial Corp. and Bank 34 such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2015, we believe that no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

Alamogordo Financial Corp. has adopted a Code of Ethics for Senior Officers that applies to Alamogordo Financial Corp.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.bank34.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

Alamogordo Financial Corp. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Each of our then-current directors attended the 2015 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Alamogordo Financial Corp., 500 East 10th Street, Alamogordo, New Mexico 88310, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Alamogordo Financial Corp. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Alamogordo Financial Corp. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Alamogordo Financial Corp. are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors held 12 regular meetings and no special meetings during the year ended December 31, 2015. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Rabon, Ralls and Van Winkle, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Ms. Ralls serves as chair of the Audit Committee. The Board of Directors has determined that Mr. Van Winkle qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements and has an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.bank34.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Alamogordo Financial Corp. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met six times during the year ended December 31, 2015.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Directors Burt, Cook, Rabon, Ralls and Van Winkle, each of whom is independent in accordance with applicable Securities and Exchange Commission rules and NASDAQ listing standards. Mr. Burt serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at www.bank34.com. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2015.

The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen Bank 34’s position in its community and can assist Bank 34 with business development through business and other community contacts.

The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	Contribution to Board – Alamogordo Financial Corp. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Nominating and Corporate Governance Committee will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Nominating and Corporate Governance Committee will also take into consideration the number of public company boards of directors, other than Alamogordo Financial Corp.’s, and committees thereof, on which the candidate serves. The Nominating and Corporate Governance Committee will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Alamogordo Financial Corp., it being the policy of Alamogordo Financial Corp. to limit public company directorships to two companies other than Alamogordo Financial Corp.

•	Experience – Alamogordo Financial Corp. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Alamogordo Financial Corp.’s business, the Nominating and Corporate Governance Committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•	Familiarity with and Participation in Local Community – Alamogordo Financial Corp. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Alamogordo Financial Corp.’s business, the Nominating and Corporate Governance Committee will consider a candidate’s familiarity with Alamogordo Financial Corp.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Alamogordo Financial Corp.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•	Integrity – Due to the nature of the financial services provided by Alamogordo Financial Corp. and its subsidiaries, Alamogordo Financial Corp. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Nominating and Corporate Governance Committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Alamogordo Financial Corp.’s Bylaws.

•	Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Alamogordo Financial Corp. and its stockholders. In connection with such obligation, the Nominating and Corporate Governance Committee will consider a candidate’s ability to represent the best long-term interests of Alamogordo Financial Corp. and its stockholders, including past service with Alamogordo Financial Corp. or Bank 34 and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•	Independence – The Nominating and Corporate Governance Committee will consider the absence or presence of material relationships between a candidate and Alamogordo Financial Corp. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Nominating and Corporate Governance Committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Alamogordo Financial Corp. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Nominating and Corporate Governance Committee will consider the candidate’s potential independence under such other standards.

•	Gender and Ethnic Diversity – Alamogordo Financial Corp. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•	Additional Factors – The Nominating and Corporate Governance Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Alamogordo Financial Corp.’s stockholders, employees, customers and communities. The Nominating and Corporate Governance Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Alamogordo Financial Corp.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2015 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 500 East 10th Street, Alamogordo, New Mexico 88310. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a nominee must write to Alamogordo Financial Corp.’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	The name and address of the stockholder as they appear on Alamogordo Financial Corp.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Alamogordo Financial Corp.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Alamogordo Financial Corp.’s Board of Directors; and

•	Such other information regarding the candidate or the stockholder as would be required to be included in Alamogordo Financial Corp.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Alamogordo Financial Corp. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Alamogordo Financial Corp.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Alamogordo Financial Corp. See “Stockholder Proposals and Nominations.”

Compensation Committee. The Compensation Committee is comprised of Directors Rabon, Burt, Cook, Harris, Ralls and Van Winkle. Mr. Rabon serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Alamogordo Financial Corp. or Bank 34. The Compensation Committee met once during the year ended December 31, 2015.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his or her compensation. The Compensation Committee will also administer any stock-based incentive or compensation plan that Alamogordo Financial Corp. may adopt in the future. During the year ended December 31, 2015, the Compensation Committee did not utilize the services of a compensation consultant.

The Compensation Committee operates under a written charter which is available on our website at www.bank34.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;

•	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	to encourage ownership of our common stock through stock-based compensation to all levels of management; and

•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Alamogordo Financial Corp. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Alamogordo Financial Corp.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the Harlon Group as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2015;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16.

•	We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Alamogordo Financial Corp. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Elaine E. Ralls (Chairman)

Randal L. Rabon

Don P. Van Winkle

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Bank 34 to our executive officers and directors in compliance with federal banking regulations.

During the year ended December 31, 2015, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Bank 34, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms during the year ended December 31, 2015, and were made in compliance with federal banking regulations.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Alamogordo Financial Corp.

Executive Officer Compensation

The following table sets forth for the year ended December 31, 2015, the six months ended December 31, 2014 and the fiscal year ended June 30, 2014, certain information as to the total remuneration paid by Bank 34 to Ms. Gutierrez, who served as Chief Executive Officer during that time period, and the two most highly compensated executive officers of Bank 34 other than Ms. Gutierrez (“Named Executive Officers”). The “Stock Awards,” “Stock Options” and “Non-equity Incentive Plan Compensation” columns have been omitted because no listed individual earned any compensation during the fiscal year of a type required to be disclosed in these columns.

SUMMARY COMPENSATION TABLE
Name and principal position	Fiscal Period	Salary ($)	Bonus ($) (1)	Nonqualified deferred compensation earnings ($) (2)	All other compensation ($) (3)	Total ($)
Jill Gutierrez	Year Ended December 31, 2015	238,703	61,256	4,668	14,456	319,083
Chief Executive Officer	Six Months Ended December 31, 2014	119,351	70,256	4,778	746	195,131
	Year Ended June 30, 2014	238,703	600	7,008	10,318	256,629

William P. Kauper	Year Ended December 31, 2015	164,997	42,254	—	2,967	210,218
President/Director of	Six Months Ended December 31, 2014	82,483	50,253	—	—	132,736
Corporate Development	Year Ended June 30, 2014	162,032	600	—	1,616	164,248

Jan R. Thiry	Year Ended December 31, 2015	155,000	60,254	332	3,910	219,496
Executive Vice President,	Six Months Ended December 31, 2014	77,500	60,253	154	—	137,907
Chief Financial Officer and Treasurer

(1)	See “—Bonuses,” below, for a description of the amounts in this column.
(2)	Reflects the above-market interest rate paid on the accounts of the Named Executive Officers under deferred compensation agreements, described below.
(3)	For the year ended December 31, 2015, none of the Named Executive Officers had perquisites the aggregate value of which exceeded $10,000. For the year ended December 31, 2015, the amounts in this column represent, in the case of Ms. Gutierrez, $822 representing the value of term life insurance protection received under her Split Dollar Life Insurance Agreement, $9,588 in employer matching contributions under the 401(k) Plan and $4,046 allocated under the Employee Stock Ownership Plan, in the case of Mr. Kauper, allocations under the Employee Stock Ownership Plan, and for Mr. Thiry employer matching contributions under the 401(k) Plan. The Employee Stock Ownership Plan contribution reflects the December 31 value of the shares allocated to each participant’s account for the plan year plus any cash allocated to participants account at the December 31 plan year end.

Bonuses. For the year ended December 31, 2015, Bank 34 paid discretionary bonuses to Ms. Gutierrez, Mr. Kauper and Mr. Thiry based on the Compensation Committee’s recommendation after a review of quantitative and qualitative performance-based metrics. The Committee considered three levels of corporate performance targets, with the lowest level (threshold) resulting in cash incentive payments to the Named Executive Officers of approximately 15% of base salary, and the highest level (out-perform) resulting in cash incentive payments of approximately 50% of base salary. The performance targets and weightings were as follows:

	Bonus Level
	Level 1 - Threshold	Level 2 - Commendable	Level 3 - Out-Perform
	(15% of Base Salary)	(30% of Base Salary)	(50% of Base Salary)	Weightings
Performance Measure
Return on equity (pre-tax)	3.15%	3.50%	3.85%	20%
Growth of loans held for investment	10.00%	15.00%	21.00%	20%
Compensation plus benefits costs as a percentage of adjusted revenue	52.00%	50.00%	48.00%	15%
Classified assets to Tier 1 capital plus the allowance for loan losses	20.0%	17.0%	13.0%	15%
Liquid assets to total assets	7.00%	7.50%	8.00%	10%
Compliance with internal capital plan	Met Capital Plan Goals	Exceeded Expectations	Significantly Exceeded Expectations	10%
Revenue diversification strategies	Met Expectations of Board	Exceeded Expectations	Implemented Board-Approved Idea	10%

The Compensation Committee determined it was appropriate to adjust actual performance levels to exclude $274,000 of net start-up operating losses related to Bank 34’s Board-approved expansion of Arizona mortgage operations in the fall of 2015.

For 2015, operating results (actual results and adjusted for the above-noted item) were as follows:

	Actual Result	Level	Adjusted Result	Level
Performance Measure
Return on equity (pre-tax)	1.57%	—	2.49%	—
Growth of loans held for investment	10.54%	1	10.54%	1
Base salary plus benefits costs as a percentage of adjusted revenue	51.50%	1	48.97%	2
Classified assets to Tier 1 capital plus the allowance for loan losses	14.92%	2	14.79%	2
Liquid assets to total assets	15.87%	3	15.87%	3
Compliance with internal capital plan	Significantly Exceeded Expectations	3	Significantly Exceeded Expectations	3
Revenue diversification strategies	Implemented Board-Approved Idea	3	Implemented Board-Approved Idea	3

Based on the performance measurements reviewed the Compensation Committee recommended and the Board of Directors approved, on a discretionary basis, that the management bonus should be paid at a weighted level of 1.70 for all Named Executive Officers, resulting in bonuses to Ms. Gutierrez, Mr. Kauper and Mr. Thiry in the amounts of $61,000, $42,000 and $40,000, respectively, or approximately 36% of each individual’s base salary. These amounts were paid in the first quarter of 2016.

In February 2015, Bank 34 paid discretionary bonuses to Ms. Gutierrez, Mr. Kauper and Mr. Thiry in the amounts of $70,000, $50,000 and $40,000, respectively, as part of a pool of bonuses paid to management in recognition of Bank 34 completing its acquisition of Bank 1440 in August 2014 and subsequent integration. Mr. Thiry received a retention bonus of $20,000 for remaining employed with Bank 34 through August 23, 2014, and he received an additional retention bonus of $20,000 for remaining employed with Bank 34 through February 23, 2015. Remaining amounts represent holiday bonuses Bank 34 paid to its Named Executive Officers for the year ended December 31, 2015, the six months ended December 31, 2014 and the fiscal year ended June 30, 2014.

Deferred Compensation Agreements. Bank 34 has entered into deferred compensation agreements with Ms. Gutierrez, Mr. Kauper and Mr. Thiry in order to provide them with retirement benefits. Under each of the agreements, the executive may annually defer the payment of a portion of his or her base salary, bonus and/or performance-based compensation by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. Bank 34 may, in its discretion, annually contribute an incentive award amount to the executive’s deferral account if certain return on assets (ROA) and return on equity (ROE) criteria are met. The discretionary amount that may be contributed ranges, in the case of Ms. Gutierrez, between 10% and 20% of base salary if ROA is between 0.75% and 1.5% and ROE is between 2.0% and 7.0%, and in the case of Mr. Kauper and Mr. Thiry, between 5% and 15% of base salary if ROA is between 0.16% and 0.46% and ROE is between 1.3% and 3.5%. The executives will be at all times 100% vested in any of his or her elective deferrals. The executives will vest in Bank 34 contributions and any interest incrementally, over a period of five years, in the case of Mr. Kauper and Mr. Thiry, or seven years, in the case of Ms. Gutierrez. The agreements provide that interest will be credited monthly on the executives’ deferral account at an annual rate equal to the greater of The Wall Street Journal prime rate on the first business day of the plan year or 5%, compounded monthly. Benefits under the agreements will be paid to the executive upon attainment of his or her normal retirement date, as defined in each agreement, or in the event of early retirement (as defined in the agreement), following separation from service. Benefits will be distributed in either a lump sum or in a number of monthly installments, as selected by each executive and set forth in her or his agreement. Payment of benefits will commence on the first day of the month following an executive’s normal retirement date, separation from service or disability. In the event a change in control occurs prior to the executive’s normal retirement age, death or disability, followed by an executive’s separation from service, the benefit under the agreement will be equal to the executive’s deferral account balance, determined as of the date of the separation from service, and payable in a lump sum within 30 days following separation from service. In the event the change in control occurs during the period of installment payments, Bank 34 will pay the remaining deferral account balance in a lump sum within 30 days after the change in control. If the executive dies during active service, the executive’s deferral account balance will be paid to the executive’s beneficiary on the first day of the fourth month following the executive’s death.

Split Dollar Life Insurance Agreement. Bank 34 has entered into a split dollar life insurance agreement with Jill Gutierrez to retain and reward Ms. Gutierrez, by dividing the death proceeds of certain life insurance policies owned by Bank 34 on her life with her designated beneficiary. Bank 34 will pay the life insurance premiums from its general assets. Under the agreement, Ms. Gutierrez or her assignee has the right to designate the beneficiary of an amount of death proceeds. In the event Ms. Gutierrez dies prior to separation from service, her beneficiary will be entitled to a benefit equal to 100% of net death proceeds, defined as the total death proceeds of all policies minus the greater of the cash surrender value or the aggregate premiums paid by Bank 34. In the event of Ms. Gutierrez’s death after separation from service, there will be no benefit under the agreement. In the event Bank 34 discontinues a policy, Bank 34 will give Ms. Gutierrez at least 30 days to purchase such policy at a purchase price equal to the fair market value of the policy.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2015 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Jill Gutierrez	5,500	—	19.75	7/1/2019

(1)	Reflects stock options granted pursuant to the Alamogordo Financial Corp. 2001 Stock Option Plan.

Management Stock Plans. In connection with its 2001 Annual Meeting of Stockholders, Alamogordo Financial Corp. adopted the 2001 Stock Option Plan and the 2001 Recognition and Retention Plan. Under the plans, Alamogordo Financial Corp. had the authority to grant a total of 63,749 stock options and a total of 31,874 restricted stock awards, respectively. The right of Alamogordo Financial Corp. to grant further awards under the plans expired on each plan’s tenth anniversary in 2011; however, outstanding stock options that were awarded prior to the expiration of the 2001 Stock Option Plan may be exercised during such stock options’ remaining term and outstanding restricted stock awards that were granted prior to expiration of the 2001 Recognition and Retention Plan will continue to vest pursuant to their designated vesting schedules.

Employee Stock Ownership Plan and Trust. Bank 34 implemented an employee stock ownership plan in connection with Alamogordo Financial Corp.’s initial public offering of shares of Alamogordo Financial Corp. Employees with at least one year of employment with Bank 34 are eligible to participate. As of December 31, 2015, the employee stock ownership plan held 17,395 unallocated shares of common stock. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loans utilized to purchase the shares are repaid. The loans are repaid principally from Bank 34 discretionary contributions to the employee stock ownership plan.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become fully vested upon completion of six years of credited service. A participant’s interest in his account under the plan also fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of shares of common stock and/or cash. Bank 34’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718-40, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. The employee stock ownership plan will terminate in the event of a change in control.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2015 certain information as to the total remuneration paid to directors other than Ms. Gutierrez, our Chief Executive Officer. Ms. Gutierrez’s compensation, including director’s fees, is set forth in the Summary Compensation Table. The “Stock Awards,” “Stock Options” and “Non-equity Incentive Plan Compensation” columns have been omitted because no listed individual earned any compensation during the fiscal year of a type required to be disclosed in these columns.

DIRECTOR COMPENSATION
Name (1)	Fees earned or paid in cash ($)	Non-qualified deferred compensation earnings ($) (2)	All other compensation ($) (3)	Total ($)
Randal Rabon	36,000	508	510	37,018
William Burt	36,000	—	1089	37,089
Wortham A. Cook	27,000	—	—	27,000
James Harris	36,000	—	1,128	37,128
Elaine E. Ralls	36,000	549	—	36,549
Don P. Van Winkle	36,000	—	—	36,000

(1)	Each of Messrs. Rabon, Burt and Harris has 2,800 vested stock options that were granted under the Alamogordo Financial Corp. 2001 Stock Option Plan. The stock options have an exercise price of $19.75 and expire on July 1, 2019.
(2)	Reflects above-market interest under the Director’s Deferred Compensation Plan.
(3)	Reflects the value of the term life insurance protection under the director’s Split Dollar Life Insurance Agreement for the fiscal year. For the year ended December 31, 2015, none of the directors received perquisites the aggregate value of which exceeded $10,000.

Each of the individuals who serves as a director of Alamogordo Financial Corp. also serves as a director of Bank 34 and AF Mutual Holding Company. Each director, other than our Chief Executive Officer, receives $3,000 per month. No fees are currently paid to directors of Alamogordo Financial Corp. or AF Mutual Holding Company.

Director Retirement Agreements. Bank 34 has entered into director retirement agreements with William Burt, James Harris and Randal Rabon, which agreements were amended in 2013. Each agreement provides for a normal retirement benefit equal to each director’s accrual balance of $74,238, amortized with interest and payable upon the later of the director’s normal retirement date (age 70) or his separation from service, in monthly installments over a 15-year period. In the event of the director’s separation from service prior to normal retirement age or in the event the director experiences a disability prior to normal retirement age, the director will be entitled to his accrual balance, payable as set forth in the director’s individual agreement. In the event a change in control occurs prior to the director’s normal retirement age, followed by separation from service within 24 months, the director will be entitled to the accrual balance of his account, payable in a lump sum within 30 days following separation from service. If the director dies during active service, the accrual balance of the director’s account at the time of death will be payable to the director’s beneficiary.

Split Dollar Life Insurance Agreements for Directors. Bank 34 has entered into split dollar life insurance agreements with directors William Burt, James Harris and Randal Rabon to retain and reward the directors, by dividing the death proceeds of certain life insurance policies owned by Bank 34 on the life of each director with the designated beneficiary of the director. Bank 34 will pay the life insurance premiums from its general assets. Under the agreement, the director or the director’s assignee has the right to designate the beneficiary of an amount of death proceeds. In the event the director dies prior to separation from service, the director’s beneficiary will be entitled to a benefit equal to 100% of net death proceeds, defined as the total death proceeds of all policies minus the greater of the cash surrender value or the aggregate premiums paid by Bank 34. In the event of the director’s death after separation from service, there will be no benefit paid to the director’s beneficiary under the agreement. In the event Bank 34 discontinues a policy, Bank 34 will give the director at least 30 days to purchase such policy at a purchase price equal to the fair market value of the policy.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Alamogordo Financial Corp. has approved the engagement of Briggs & Veselka Co. to be our independent registered public accounting firm for the year ending December 31, 2016, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Briggs & Veselka Co. for the year ending December 31, 2016. A representative of Briggs & Veselka Co. is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Briggs & Veselka Co. is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Alamogordo Financial Corp. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Briggs & Veselka Co. during the year ended December 31, 2015, the six months ended December 31, 2014 and the fiscal year ended June 30, 2014.

	Year Ended December 31, 2015	Six Months Ended December 31, 2014	Fiscal Year Ended June 30, 2014

Audit Fees	$120,000	$92,581	$133,989
Audit-Related Fees	$12,435	$2,265	$37,040
Tax Fees	$50,889	$6,290	$23,473
All Other Fees	$1,924	$4,467	$79,149

Audit Fees. Audit Fees consist of professional services and related expenses for the audit of our annual financial statements and reviews of our quarterly financial statements, including, for the fiscal year ended June 30, 2014, updating our 2012 financial statements to comply with public reporting standards.

Audit Related Fees. Audit Related Fees include the preparation of a consent letter in connection with our initial public filings, audit and review of interim financial statements included in our Securities and Exchange Commission registration statement filings, and consulting related to the implementation of accounting standards.

Tax Fees. Tax Fees include professional services for tax return preparation and income tax audit support.

All Other Fees. Other Fees include professional services for regulatory compliance testing.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to Tax Services and Public Company status, is compatible with maintaining the independence of Briggs & Veselka Co. The Audit Committee concluded that performing such services does not affect the independence of Briggs & Veselka Co. in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees, tax fees and all other fees billed and paid during the year ended December 31, 2015 and the six months ended December 31, 2014, and 57% of audit-related fees, tax fees and all other fees billed and paid during the fiscal year ended June 30, 2014, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Briggs & Veselka Co. as independent registered public accounting firm for the year ending December 31, 2016.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2017 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Alamogordo Financial Corp.’s executive office, 500 East 10th Street, Alamogordo, New Mexico 88310, no later than December 17, 2016, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2017 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Our Bylaws provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to our Corporate Secretary not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Corporate Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is May 24, 2017. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2017 Annual Meeting of Stockholders must be made in writing and delivered to our Corporate Secretary no later than May 19, 2017.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Alamogordo Financial Corp. Alamogordo Financial Corp. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Alamogordo Financial Corp. may solicit proxies personally or by telephone without additional compensation.

A COPY OF ALAMOGORDO FINANCIAL CORP.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2015 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 500 East 10th Street, Alamogordo, New Mexico 88310 OR BY CALLING (575) 437-9334.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Alamogordo Financial Corp.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2016 Annual Report are each available on the Internet at. www.cstproxy.com/alamogordofinancialcorp/2016.

By Order of the Board of Directors

/s/ Dorothy Valdez
Dorothy Valdez Corporate Secretary

Alamogordo, New Mexico

April 11, 2016

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Alamogordo Financial Corp.

ALAMOGORDO FINANCIAL CORP.
500 EAST 10TH STREET
ALAMOGORDO, NM 88310

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 24, 2016.

INTERNET/MOBILE – **www.cstproxyvote.com**
use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PHONE – **1 (866) 894-0537**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Continental Stock Transfer & Trust Co. 17 Battery Place, New York, NY 10004

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
NOMINEES	☐	☐	☐
(01) William F. Burt			
(02) Don P. Van Winkle			

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s)on the line below.)

____

	FOR	AGAINST	ABSTAIN
2. The ratification of the appointment of Briggs & Veselka Co. as independent registered public accounting firm of Alamogordo Financial Corp. for the year ending December 31, 2016.	☐	☐	☐

NOTE: This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted FOR each of the listed proposals. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve, and (2) matters incident to the conduct of the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________________________ **Date**__________________, **2016.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, but only one holder is required to sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Annual Report and Notice of Annual Meeting and Proxy Statement are available at http://www.cstproxy.com/alamogordofinancialcorp2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ALAMOGORDO FINANCIAL CORP.

Annual Meeting of Stockholders
May 25, 2016, 11.00 A.M.

The stockholder(s) signing this proxy hereby appoint(s) the members of the official proxy committee of Alamogordo Financial Corp. (the "Company"), or any of them, with full power of substitution in each, to act as proxy for the stockholder(s), and to vote all shares of common stock of the Company which the stockholder(s) is entitled to vote only at the Annual Meeting of Stockholders to be held on May 25, 2016 at 11:00 a.m., local time, at the main office of Bank 34 located at 500 East 10th Street, Alamogordo, New Mexico 88310, and at any and all adjournments thereof with all of the powers the stockholder(s) would possess if personally present at such meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, PLEASE VOTE BY INTERNET OR PHONE AS INDICATED ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, on the other side)